                   [PricewaterhouseCoopers LLP Letterhead]

                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2002 relating to the financial statements, which appears in Geac Computer Corporation Limited's registration statement on Form F-4 filed by Geac with the Commission on February 6, 2003, under the Securities Act of 1933.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants

Toronto, Canada
February 11, 2003